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                     CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 2-84376 of Morgan Stanley Select Municipal Reinvestment Fund, formerly Morgan Stanley Dean Witter Select Municipal Reinvestment Fund, on Form N-1A of our report dated February 8, 2002, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
February 25, 2002